UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   October 12, 2005

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On October 12, 2005, Matthew V. Elledge informed us of his intention to resign as Vice President and Chief Financial Officer effective on or about November 9, 2005.  Mr. Elledge is resigning to pursue other business ventures.  Kevin Collins, our Executive Vice President of Finance & Strategy, will assume the additional role of Chief Financial Officer effective upon Mr. Elledge leaving that position.

            Biographical and other information relating to Mr. Collins was previously filed as part of our current report on Form 8-K dated September 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: October 13, 2005	By: /s/ William G. Laughlin
William G. Laughlin
Senior Vice President and General Counsel